                                                                    Exhibit 4.28

                                                                  EXECUTION COPY


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                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of January 20, 2004

                                  By and Among

                            ALAMOSA (DELAWARE), INC.
                                   as Issuer,

               THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

                                       and

                               UBS SECURITIES LLC,
                            BEAR, STEARNS & CO. INC.
                                       and
                              LEHMAN BROTHERS INC.
                              as Initial Purchasers

                          8 1/2% Senior Notes due 2012










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


                          REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (this "Agreement") is dated as of January 20, 2004, by and among Alamosa (Delaware), Inc., a Delaware corporation (the "Issuer"), and the guarantors listed on the signature pages attached hereto (each a "Guarantor," and collectively, the "Guarantors"), on the one hand, and UBS Securities LLC, Bear, Stearns & Co. Inc. and Lehman Brothers Inc. (each an "Initial Purchaser," and collectively, the "Initial Purchasers"), on the other hand.

          This Agreement is entered into in connection with the Purchase Agreement, dated as of January 13, 2004, by and among the Issuer, the Guarantors and the Initial Purchasers (the "Purchase Agreement"), relating to the offering of $250.0 million aggregate principal amount of the Issuer's 8 1/2% Senior Notes due 2012 (the "Notes"). The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement.

          The parties hereby agree as follows:

     Section 1. Definitions

          As used in this Agreement, the following terms shall have the following meanings:

          "ACTION" shall have the meaning set forth in Section 7(c) hereof.

          "ADVICE" shall have the meaning set forth in Section 5 hereof.

          "AGREEMENT" shall have the meaning set forth in the first introductory paragraph hereto.

          "APPLICABLE PERIOD" shall have the meaning set forth in Section 2(b) hereof.

          "BOARD OF DIRECTORS" shall have the meaning set forth in Section 5 hereof.

          "BUSINESS DAY" shall mean a day that is not a Legal Holiday.

          "COMMISSION" shall mean the Securities and Exchange Commission.

          "DAY" shall mean a calendar day.

          "DAMAGES PAYMENT DATE" shall have the meaning set forth in Section 4(b) hereof.

          "DELAY PERIOD" shall have the meaning set forth in Section 5 hereof.

          "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section 3(b) hereof.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "EXCHANGE NOTES" shall have the meaning set forth in Section 2(a) hereof.

          "EXCHANGE OFFER" shall have the meaning set forth in Section 2(a) hereof.

          "EXCHANGE OFFER REGISTRATION STATEMENT" shall have the meaning set forth in Section 2(a) hereof.

          "HOLDER" shall mean any holder of any Registrable Notes.

          "INDENTURE" shall mean the Indenture, dated as of January 20, 2004, by and among the Issuer, the Guarantors and Wells Fargo Bank of Minnesota, N.A., as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          "INITIAL PURCHASERS" shall have the meaning set forth in the first introductory paragraph hereof.

          "INSPECTORS" shall have the meaning set forth in Section 5(n) hereof.

          "ISSUE DATE" shall mean January 20, 2004, the date of original issuance of the Notes.

          "ISSUER" shall have the meaning set forth in the introductory paragraph hereto and shall also include the Issuer's permitted successors and assigns.

          "LEGAL HOLIDAY" shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.

          "LOSSES" shall have the meaning set forth in Section 7(a) hereof.

          "NASD" shall have the meaning set forth in Section 5(s) hereof.

          "NOTES" shall have the meaning set forth in the second introductory paragraph hereto.

          "PARTICIPANT" shall have the meaning set forth in Section 7(a) hereof.

          "PARTICIPATING BROKER-DEALER" shall have the meaning set forth in
Section 2(b) hereof.

          "PERSON" shall mean an individual, corporation, partnership, joint venture association, joint stock company, trust, unincorporated limited liability company, government or any agency or political subdivision thereof or any other legal entity.

          "PROSPECTUS" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "PURCHASE AGREEMENT" shall have the meaning set forth in the second introductory paragraph hereof.

          "RECORDS" shall have the meaning set forth in Section 5(n) hereof.

          "REGISTRABLE NOTES" shall mean each Note upon its original issuance and at all times subsequent thereto and each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto, in each case until (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note or Exchange Note has been declared effective by the Commission and such Note or Exchange Note, as the case may be, has been disposed of in accordance



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

with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws, (iii) such Note or Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note or Exchange Note has been sold in compliance with Rule 144 or is salable pursuant to Rule 144(k).

          "REGISTRATION DEFAULT" shall have the meaning set forth in Section 4(a) hereof.

          "REGISTRATION STATEMENT" shall mean any appropriate registration statement of the Issuer and the Guarantors covering any of the Registrable Notes filed with the Commission under the Securities Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "REQUESTING PARTICIPATING BROKER-DEALER" shall have the meaning set forth in Section 2(b) hereof.

          "RULE 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          "RULE 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

          "RULE 415" shall mean Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "SHELF FILING EVENT" shall have the meaning set forth in Section 2(c) hereof.

          "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in
Section 3(a) hereof.

          "SPECIAL INTEREST" shall have the meaning set forth in Section 4(a) hereof.

          "TIA" shall mean the Trust Indenture Act of 1939, as amended.

          "TRANSACTIONS" shall have the meaning set forth in Section 5 hereof.

          "TRUSTEE" shall mean the trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes.

          "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING" shall mean a registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.



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

     Section 2. Exchange Offer

          (a) The Issuer and the Guarantors shall (i) file a Registration Statement (the "Exchange Offer Registration Statement") after the Issue Date with the Commission on an appropriate registration form with respect to a registered offer (the "Exchange Offer") to exchange any and all of the Registrable Notes for a like aggregate principal amount of notes (the "Exchange Notes") that are identical in all material respects to the Notes (except that the Exchange Notes shall not contain terms with respect to transfer restrictions or Special Interest upon a Registration Default), (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective by the Commission under the Securities Act within 180 days after the Issue Date, and (iii) use their reasonable best efforts to consummate the Exchange Offer within 210 days after the Issue Date. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Registrable Notes and (ii) resales of Exchange Notes by Participating Broker-Dealers that tendered into the Exchange Offer Registrable Notes that such Participating Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Registrable Notes acquired directly from the Company or any of its Affiliates). Upon the Exchange Offer Registration Statement being declared effective by the Commission, the Issuer and the Guarantors will offer the Exchange Notes in exchange for surrender of the Notes. The Issuer and Guarantors shall keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to Holders.

          Each Holder that participates in the Exchange Offer will be required to represent to the Issuer and the Guarantors in writing that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of commencement of the Exchange Offer, it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Issuer or any Guarantor or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes, (v) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes and (vi) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes and that the Issuer and Guarantors will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims.

          (b) The Issuer, the Guarantors and the Initial Purchasers acknowledge that the staff of the Commission has taken the position that any broker-dealer that elects to exchange Notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for Exchange Notes in the Exchange Offer (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (other than a resale of an unsold allotment resulting from the original offering of the Notes).

          The Issuer, the Guarantors and the Initial Purchasers also acknowledge that the staff of the Commission has taken the position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the



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

Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

          In light of the foregoing, if requested by a Participating Broker-Dealer in writing not later than 45 Business Days following completion of the Exchange Offer (a "Requesting Participating Broker-Dealer"), the Issuer and Guarantors agree to use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective for a period not less than 180 days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, or such longer period if extended pursuant to the third-to-last paragraph of Section 5 hereof (such period, the "Applicable Period"), or such earlier date as all Requesting Participating Broker-Dealers shall have notified the Issuer in writing that such Requesting Participating Broker-Dealers have resold all Exchange Notes acquired in the Exchange Offer. The Company shall provide sufficient copies of the latest version of such Prospectus to such Requesting Participating Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during the Applicable Period; provided that Participating Broker-Dealers shall not be authorized by the Issuer to deliver, and shall not deliver, such Prospectus after the Applicable Period. The Issuer shall include a plan of distribution in such Exchange Offer Registration Statement that meets the requirements set forth in the preceding paragraph.

          For each Note surrendered in the Exchange Offer, the Holder will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note issued pursuant to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.

          Upon consummation of the Exchange Offer in accordance with this
Section 2, the Issuer and Guarantors shall have no further registration obligations other than the Issuer's and Guarantors' continuing registration obligations with respect to (i) Exchange Notes held by Participating Broker-Dealers and (ii) Notes or Exchange Notes as to which clause (c)(iv) of this Section 2 applies.

          In connection with the Exchange Offer, the Issuer and Guarantors shall:

          (1) mail or cause to be mailed to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

          (3) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

          (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

          As soon as practicable after the close of the Exchange Offer if any, the Issuer and Guarantors shall:

          (1) accept for exchange all Notes validly tendered and not validly withdrawn by the Holders pursuant to the Exchange Offer;



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

          (2) deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted for exchange; and

          (3) cause the Trustee to authenticate and deliver promptly to each such Holder of Notes, Exchange Notes equal in principal amount to the Registrable Notes of such Holder so accepted for exchange, provided that in the case of any Registrable Notes held in global form by a depositary, authentication and delivery to such depositary of one or more Exchange Notes in global form in an equivalent principal amount thereto for the account of such Holder in accordance with the Indenture shall satisfy such authentication and delivery requirement.

          The Exchange Offer shall not be subject to any conditions, other than
(i) that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) that no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuer or any Guarantor to proceed with the Exchange Offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuer and Guarantors and (iii) that all governmental approvals shall have been obtained, which approvals the Issuer and Guarantors deem necessary for the consummation of the Exchange Offer.

          The Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture (in either case, with such changes as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

          (c) In the event that (i) applicable interpretations of the staff of the Commission do not permit the Issuer and the Guarantors to effect the Exchange Offer, (ii) for any reason the Exchange Offer Registration Statement is not declared effective by the Commission within 180 days after the Issue Date or the Exchange Offer is not consummated within 240 days after the Issue Date,
(iii) an Initial Purchaser so requests, not later than 45 Business Days following completion of the Exchange Offer, with respect to Registrable Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, (iv) any Holder of Registrable Notes (other than an Initial Purchaser) is not eligible to participate in such Exchange Offer or does not receive freely tradable Exchange Notes in such Exchange Offer other than by reason of such Holder being an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Issuer or any Guarantor and so requests not later than 45 Business Days following the completion of the Exchange Offer or (v) in the case of any Initial Purchaser that participates in the Exchange Offer, such Initial Purchaser does not receive freely tradable Exchange Notes in exchange for Registrable Notes constituting any portion of an unsold allotment and so requests not later than 45 Business Days following the completion of the Exchange Offer (it being understood that the requirement that a Participating Broker-Dealer deliver the Prospectus contained in the Exchange Offer Registration Statement in connection with sales of the Exchange Notes shall not result in such Exchange Notes being not "freely tradable") (each such event referred to in clauses (i) through (v) of this sentence, a "Shelf Filing Event"), then the Issuer and Guarantors shall file with the Commission a Shelf Registration Statement pursuant to Section 3 hereof.

     Section 3. Shelf Registration

          If at any time a Shelf Filing Event shall occur, then:

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

          (a) Shelf Registration. The Issuer and Guarantors shall file with the Commission as promptly as practicable a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Exchange Offer and Exchange Notes as to which Section 2(c)(iv) is applicable (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in accordance with the methods of distribution designated by them (including (if the event described in Section 2(c)(i) shall have occurred), without limitation, one or more underwritten offerings). The Issuer and Guarantors shall not permit any securities other than the Registrable Notes to be included in the Shelf Registration Statement.

          (b) The Issuer and Guarantors shall use their reasonable best efforts
(x) to cause the Shelf Registration Statement to be declared effective by the Commission under the Securities Act on or prior to the later of 180 calendar days after the Issue Date or 90 days after the Shelf Registration Statement is required to be filed with the Commission and (y) to keep the Shelf Registration Statement continuously effective under the Securities Act for the period ending on the earliest of (i) the date which is two years from the effective date of such Shelf Registration Statement, subject to extension pursuant to the third-to-last paragraph of Section 5 hereof, (ii) such time as all of the Registrable Notes included on the Shelf Registration Statement have been sold thereunder and (iii) such time as the Registrable Notes included on the Shelf Registration Statement are eligible for resale under Rule 144(k) (the earliest of (i) through (iii) above, the "Effectiveness Period"); provided, however, that
(i) the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein and (ii) from time to time, the Issuer may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders, either in accordance with the penultimate paragraph of Section 5 or as a result of the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Issuer where such post-effective amendment is not yet effective and needs to be declared effective by the Commission to permit Holders to use the related Prospectus.

          (c) Supplements and Amendments. The Issuer and the Guarantors agree to supplement or make amendments to the Shelf Registration Statement as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, or if reasonably requested by (i) the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement (if the event described in Section 2(c)(i) shall have occurred), (ii) a Holder with respect to information relating to such Holder or (iii) by any underwriter of such Registrable Notes.

     Section 4. Special Interest

          (a) The Issuer, the Guarantors and the Initial Purchasers agree that the Holders will suffer damages if the Issuer fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer and the Guarantors hereby jointly and severally agree that if:

          (i) on or prior to the 90th day following the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission;

          (ii) on or prior to the 180th day following the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective by the Commission;

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

          (iii) on or prior to the 210th day following the Issue Date, neither the Exchange Offer has been consummated nor the Shelf Registration Statement been has been declared effective by the Commission; or

          (iv) after the Shelf Registration Statement has been declared effective by the Commission, such Registration Statement ceases to be effective or usable in connection with resales of Notes in accordance with and during the periods specified herein,

(each such event referred to in clauses (i) through (iv) above, a "Registration Default"), liquidated damages in the form of additional cash interest ("Special Interest") will accrue on the affected Notes and the affected Exchange Notes, as applicable. The rate of Special Interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of additional interest of 1.0% per annum, from and including the date on which any such Registration Default shall occur to but excluding the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which all the Notes and Exchange Notes otherwise become freely transferable by Holders other than affiliates of the Issuer and the Guarantors without further registration under the Securities Act.

Notwithstanding the foregoing, (1) the amount of Special Interest payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of Notes or Exchange Notes who is not entitled to the benefits of the Shelf Registration Statement (i.e., such Holder has not provided the information as required under Section 5 hereof) shall not be entitled to Special Interest with respect to a Registration Default that pertains to the Shelf Registration Statement.

          (b) So long as Notes remain outstanding, the Issuer shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Special Interest is required to be paid. Any amounts of Special Interest due pursuant to clauses (a)(i), (a)(ii), (a)(iii) or (a)(iv) of this Section 4 will be payable in cash semi-annually on each January 31 and July 31 (each a "Damages Payment Date"), commencing with the first such date occurring after any such Special Interest commences to accrue, to Holders to whom regular interest is payable on such Damages Payment Date with respect to Notes that are Registrable Notes. The amount of Special Interest for Registrable Notes will be determined by multiplying the applicable rate of Special Interest by the aggregate principal amount of all such Registrable Notes outstanding on the Damages Payment Date following such Registration Default in the case of the first such payment of Special Interest with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), and multiplying such product by a fraction, the numerator of which is the number of days such Special Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360. Notwithstanding the fact that any securities for which Special Interest are due cease to be Registrable Notes, all obligations of the Company and the Guarantors to pay Special Interest with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

     Section 5. Registration Procedures

          In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuer and the Guarantors shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuer and the Guarantors hereunder, the Issuer and each of the Guarantors shall:

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

          (a) Prepare and file with the Commission the Registration Statement or Registration Statements prescribed by Section 2 or 3 hereof, and use their reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to
     Section 2 hereof is required to be delivered under the Securities Act by any Requesting Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuer and the Guarantors shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement or each such Requesting Participating Broker-Dealer, as the case may be, its counsel (if such counsel is known to the Issuer) and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing or such later date as is reasonable under the circumstances); provided, however, that the Issuer shall not be required to afford any such Person an opportunity to receive a copy of any amendments or supplements to such Shelf Registration Statement or Prospectus which are made solely as a result of any filing by the Issuer of reports required to be filed pursuant to the Exchange Act.

          (b) Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be, subject to Section 3(b) and the third-to-last paragraphs of Section 5; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus, in each case, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus, as so amended.

          (c) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Requesting Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto in the applicable Exchange Offer, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, as promptly as possible, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuer, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Requesting Participating Broker-Dealers the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 5(m)(i) hereof cease to be true and correct in all material respects, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event, the existence of any condition or any information becoming known to the Issuer or any Guarantor that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Requesting Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable moment.

          (e) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Requesting Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and if reasonably requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or any Participating Broker-Dealer (each a "Requesting Party"), as the case may be, (i) promptly incorporate in such Registration Statement or Prospectus a prospectus supplement or post-effective amendment such information with respect to such Requesting Party or the distribution of the Registrable Securities by such Requesting Party as the managing underwriter or underwriters (if any), such Holders or any Participating Broker-Dealer, as the case may be (based upon advice of counsel), determine is reasonably necessary to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Issuer shall not be required to take any action hereunder that would, in the written opinion of counsel to the Issuer, violate applicable laws.

          (f) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Requesting Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, who so requests, its counsel and each managing underwriter, if any, at the sole expense of the Issuer, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Requesting Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes or each such Requesting Participating Broker-Dealer, as the case may be, its respective counsel, and the underwriters, if any, at the sole expense of the Issuer, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the penultimate paragraph of this Section 5, the Issuer and the Guarantors hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Requesting Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Notes or Exchange Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Requesting Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Requesting Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Requesting Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing ; provided, however, that where Exchange Notes or Registrable Notes are offered other than through an underwritten offering, the Issuer agrees to use its reasonable best efforts to cause the Issuer's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h), to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Exchange Notes or Registrable Notes covered by the applicable Registration Statement; provided, however, that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (i) If a Shelf Registration Statement is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company and enable such Registrable Notes to be in such denominations (subject to applicable requirements set forth in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or selling Holders may request at least five Business Days prior to any sale of such Registrable Notes or Exchange Notes.

          (j) Use their reasonable best efforts to cause the Registrable Notes or Exchange Notes covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes or Exchange Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuer and the Guarantors will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

          (k) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Requesting Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v) hereof, as promptly as practicable prepare and (subject to Section 5(a) and the third-to-last paragraph of this Section 5) file with the Commission, at the sole expense of the Issuer, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Requesting Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

          (m) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuer and its subsidiaries, as then conducted (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested; (ii) obtain the written opinions of counsel to the Issuer and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings (including negative assurance letters) and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Notes; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section; provided that the Issuer shall not be required to provide indemnification to any underwriter selected in accordance with the provisions of Section 9 hereof with respect to information relating to such underwriter furnished in writing to the Issuer by or on behalf of such underwriter expressly for inclusion in such Registration Statement; provided further, however, that with respect to any such untrue statement or omission made in any preliminary Prospectus, the indemnity agreement contained in such underwriting agreement shall not inure to the benefit of any underwriter for losses to the extent that such losses are finally judicially determined to have resulted from the fact that (A) such underwriter failed to send or give a copy of the final Prospectus (as amended or supplemented) to the person asserting any such loss at or prior to written confirmation of the sale of such Registrable Notes to such person and (B) the untrue statement or omission in the preliminary Prospectus was corrected in the final Prospectus or an amendment or supplement thereto, unless the failure to deliver the final Prospectus (as amended or supplemented) was a result of noncompliance by the Issuer with Section 5(g). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (n) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Requesting Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold or such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, and pertinent corporate documents and instruments of the Issuer and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose, or use in connection with any market transactions in violation of any applicable securities laws, any such Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public; provided, however, that (i) each Inspector shall agree to use reasonable best efforts to provide notice to the Issuer of the potential disclosure of any information by such Inspector pursuant to clause (i) or
     (ii) of this sentence to permit the Issuer to obtain a protective order (or waive the provisions of this paragraph (n)) and (ii) each such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

          (o) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes or Exchange Notes, as applicable, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.

          (p) Comply with all applicable rules and regulations of the Commission and make generally available to the Issuer's securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes or Exchange Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer after the effective date of a Registration Statement, which statements shall cover said 12-month periods consistent with the requirements of Rule 158.

          (q) If the Exchange Offer is to be consummated, upon delivery of the Registrable Notes by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Notes, mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

          (r) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

          (s) Use their reasonable best efforts to take all other steps reasonably necessary or advisable to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby in accordance with Section 2 or Section 3 hereof.

          The Issuer may require each seller of Registrable Notes or Exchange Notes as to which any registration is being effected to furnish to the Issuer such information regarding such seller and the distribution of such Registrable Notes or Exchange Notes as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request and in the event of such an exclusion, the Issuer shall have no further obligation under this Agreement (including, without limitation, the obligations under Section 4) with respect to such seller or any subsequent Holder of such Registrable Notes. Each seller as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make any information previously furnished to the Issuer by such seller not materially misleading.

          If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the applicable Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes that, upon actual receipt of any notice from the Issuer (x) of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), or 5(c)(v) hereof, or (y) that the Board of Directors of the Issuer (the "Board of Directors") determines that the Issuer has a bona fide business purpose for doing so, then the Issuer may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration Statement, in all cases, for a period (a "Delay Period") expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or until it is advised in writing (the "Advice") by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto or
(ii) in the case of the immediately preceding clause (y), the date which is the earlier of (A) the date on which such business purpose ceases to interfere with the Issuer's obligations to file or maintain the effectiveness of any such Registration Statement pursuant to this Agreement or (B) 60 days after the Issuer notifies the Holders of such good faith determination. There shall not be more than 90 days of Delay Periods during any 12-month period. Each of the Effectiveness Period and the Applicable Period, if applicable, shall be extended by the number of days during any Delay Period. Any Delay Period will not alter the obligations of the Issuer to pay Special Interest under the circumstances set forth in Section 4 hereof.

          In the event of any Delay Period pursuant to clause (y) of the preceding paragraph, notice shall be given as soon as practicable after the Board of Directors makes such a determination of the need for a Delay Period and shall state, to the extent practicable, an estimate of the duration of such Delay Period and shall advise the recipient thereof of the agreement of such Holder provided in the next succeeding sentence. Each Holder, by his acceptance of any Registrable Note, agrees to maintain in confidence and not disclose the occurrence of such Delay Period (except for the reasons described in paragraphs
(i) or (iii) in the proviso to the ultimate sentence of Section 5(n)) or the delivery by Issuer of such notice, and agrees that during any Delay Period, such Holder will discontinue disposition of such Notes or Exchange Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be.

          Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement (the "Transactions") and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that neither party (nor any employee, representative or other agent thereof) shall disclose any information (a) that is not relevant to an understanding of the U.S. federal income tax treatment or tax structure of the Transactions or (b) to the extent such disclosure could result in a violation of any federal or state securities laws.

     Section 6. Registration Expenses

          All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer and the Guarantors (other than any underwriting discounts or commissions) shall be borne by the Issuer, whether or not the Exchange Offer Registration Statement or the Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of an Exchange Offer, or (y) as provided in Section 5(h) hereof, in the case of a Shelf Registration Statement or in the case of Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuer and reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes pursuant to a Shelf Registration Statement (exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Issuer desires such insurance, (vii) fees and expenses of all other Persons retained by the Issuer, (viii) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties),
(ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing or anything to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Registrable Notes sold by or on behalf of it.

          Section 7. Indemnification

          (a) Each of the Issuer and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls any such Person within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of each Holder and each such Participating Broker-Dealer and the agents, employees, officers and directors of any such controlling Person (each, a "Participant") from and against any and all losses, liabilities, claims, damages and expenses (including, but not limited to, reasonable attorneys' fees and any and all reasonable out-of-pocket expenses actually incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation (in the manner set forth in clause (c) below)) (collectively, "Losses") to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or are caused by, arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, provided that (i) the foregoing indemnity shall not be available to any Participant insofar as such Losses are caused by, arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Participant furnished to the Issuer in writing by or on behalf of such Participant expressly for use therein, and (ii) with respect to any such untrue statement or omission made in any preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Participant for losses to the extent that such losses are finally judicially determined to have resulted from the fact that (A) such Participant failed to send or give a copy of the final Prospectus to the person asserting any such loss at or prior to written confirmation of the sale of such Registrable Notes to such person and (B) the untrue statement or omission in the preliminary Prospectus was corrected in the final Prospectus or an amendment or supplement thereto, unless the failure to deliver the final Prospectus or such amendment or supplement was a result of noncompliance by the Issuer with Section 5(g).

          (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantors, each Person, if any, who controls the Issuer or Guarantors within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling Person from and against any Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary Prospectus, or were caused by, arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to such Participant furnished in writing to the Issuer by or on behalf of such Participant expressly for use therein.

          (c) Promptly after receipt by an indemnified party under subsection 7(a) or 7(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "action"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying party or parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded (based on advice of counsel to such indemnified party or parties), that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. Any such separate firm for the Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes sold by all such Participants and shall be reasonably acceptable to the Issuer and any such separate firm for the Issuer, its affiliates, officers, directors, representatives, employees and agents and such control Person of the Issuer shall be designated in writing by the Issuer and shall be reasonable acceptable to the Holders. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under this Section 7, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party, on the one hand, and each indemnified party, on the other hand, from the sale of the Notes to the Initial Purchasers or the resale of the Registrable Notes by such Holder, as applicable, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnified party, on the one hand, and each indemnifying party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors, on the one hand, and each Participant, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the sale of the Notes to the Initial Purchasers (net of discounts and commissions but before deducting expenses) received by the Issuer and the Guarantors are to
(y) the total net profit received by such Participant in connection with the sale of the Registrable Notes. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and Guarantors or such Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

          (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this

Section 7, (i) in no case shall any Participant be required to contribute any amount in excess of the amount by which the net profit received by such Participant in connection with the sale of the Registrable Notes exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under this Section 7 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

     Section 8. Rules 144 and 144A

          The Issuer and each Guarantor covenants that it will file the reports required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuer is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Issuer and each Guarantor further covenants that for so long as any Registrable Notes remain outstanding it will take such further action as any Holder of Registrable Notes may reasonably request from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

     Section 9. Underwritten Registrations

          If any of the Registrable Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Issuer.

          No Holder of Registrable Notes may participate in any underwritten registration hereunder if such Holder does not (a) agree to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     Section 10. Miscellaneous

          (a) No Inconsistent Agreements. The Issuer and each of the Guarantors have not, as of the date hereof, and shall not have, after the date of this Agreement, entered into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the

Holders hereunder do not conflict with and are not inconsistent with, in any material respect, the rights granted to the holders of any of the Issuer's and the Guarantors' other issued and outstanding securities under any such agreements. The Issuer and each of the Guarantors have not entered and will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

          (b) Adjustments Affecting Registrable Notes. The Issuer and the Guarantors shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given except pursuant to a written agreement duly signed and delivered by (i) the Issuer and the Guarantors and (ii)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented except pursuant to a written agreement duly signed and delivered by the Issuer and the Guarantors and each Holder and each Participating Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification, supplement or waiver. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.

          (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

          (i) if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture.

          (ii) if to the Issuer or the Guarantors, at the address as follows:

                      Alamosa (Delaware), Inc.
                      c/o Alamosa Holdings, Inc.
                      5225 S. Loop 289
                      Lubbock, TX  79424
                      Telephone: (806) 722-1100
                      Fax: (806) 722-1423
                      Attention: Chief Financial Officer

                      with a copy to
                      Skadden, Arps, Slate, Meagher & Flom LLP
                      Four Times Square
                      New York, NY  10036

                      Telephone: (212) 735-3000
                      Fax: (212) 732-2000
                      Attention: Fred B. White, III, Esq.


          (iii) if to the Initial Purchasers, at the address as follows:

                      UBS Securities LLC
                      677 Washington Boulevard
                      Stamford, CT  06901
                      Telephone: (203) 719-3000
                      Fax number: (212) 719-1075
                      Attention: High Yield Syndicate Department

                      With a copy at such address to the attention of Legal Department, fax number (203) 719-0680

                      And a further copy to
                      Latham & Watkins LLP
                      505 Montgomery Street, Suite 1900
                      San Francisco, CA  94111
                      Telephone:  (415) 391-0600
                      Fax:  (415) 395-8095
                      Attention:  Tracy K. Edmonson, Esq.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient's telecopier machine, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (H) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) Securities Held by the Issuer, the Guarantors or Their Respective Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuer, the Guarantors or any of their respective affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k) Third-Party Beneficiaries. Holders and beneficial owners of Registrable Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons. No other Person is intended to be, or shall be construed as, a third-party beneficiary of this Agreement.

          (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuer and the Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    ALAMOSA (DELAWARE), INC.

                                    By: /s/ David E. Sharbutt
                                        ---------------------------------
                                        David E. Sharbutt, President



                                    ALAMOSA PCS, INC.,
                                    a Delaware corporation


                                    By: /s/ David E. Sharbutt
                                        ---------------------------------
                                        David E. Sharbutt, President



                                    ALAMOSA HOLDINGS, LLC,
                                    a Delaware limited liability company


                                    By: /s/ David E. Sharbutt
                                        ---------------------------------
                                        David E. Sharbutt, Manager



                                    ALAMOSA WISCONSIN GP, LLC,
                                    a Wisconsin limited liability company


                                    By: /s/ David E. Sharbutt
                                        ---------------------------------
                                        David E. Sharbutt, Manager

                                 ALAMOSA WISCONSIN LIMITED PARTNERSHIP,
                                 a Wisconsin limited partnership

                                 By: ALAMOSA WISCONSIN GP, L.L.C., a Wisconsin limited liability company, as the sole general partner


                                      By: /s/ David E. Sharbutt
                                         ---------------------------------
                                          David E. Sharbutt, Manager



                                 ALAMOSA (WISCONSIN) PROPERTIES, LLC,
                                 a Wisconsin limited liability company


                                 By: /s/ David E. Sharbutt
                                     -------------------------------------
                                     David E. Sharbutt, Manager



                                 ALAMOSA FINANCE, LLC,
                                 a Delaware limited liability company


                                 By: /s/ David E. Sharbutt
                                     -------------------------------------
                                     David E. Sharbutt, Manager



                                 ALAMOSA LIMITED, LLC,
                                 a Delaware limited liability company


                                 By: /s/ David E. Sharbutt
                                     -------------------------------------
                                     David E. Sharbutt, Manager

                                ALAMOSA DELAWARE GP, LLC,
                                a Delaware limited liability company


                                By: /s/ David E. Sharbutt
                                    -------------------------------------
                                    David E. Sharbutt, Manager



                                TEXAS TELECOMMUNICATIONS, LP,
                                a Texas limited partnership

                                By: ALAMOSA DELAWARE GP, L.L.C.,
                                    a Delaware limited liability company,
                                    as the sole general partner


                                    By: /s/ David E. Sharbutt
                                       ----------------------------------
                                       David E. Sharbutt, Manager



                                ALAMOSA PROPERTIES, LP,
                                a Texas limited partnership

                                By: ALAMOSA DELAWARE GP, L.L.C.,
                                    a Delaware limited liability company,
                                    as the sole general partner


                                    By: /s/ David E. Sharbutt
                                        ----------------------------------
                                        David E. Sharbutt, Manager



                                ALAMOSA MISSOURI, LLC,
                                a Missouri limited liability company


                                By: /s/ David E. Sharbutt
                                    --------------------------------------
                                    David E. Sharbutt, Manager

                              ALAMOSA MISSOURI PROPERTIES, LLC,
                              a Missouri limited liability company


                              By: /s/ David E. Sharbutt
                                  ----------------------------------------
                                  David E. Sharbutt, Manager



                              WASHINGTON OREGON WIRELESS, LLC,
                              a Oregon limited liability company


                              By: /s/ David E. Sharbutt
                                  ----------------------------------------
                                  David E. Sharbutt, Manager



                              WASHINGTON OREGON WIRELESS PROPERTIES, LLC, a Delaware limited liability company


                              By: /s/ David E. Sharbutt
                                  ----------------------------------------
                                  David E. Sharbutt, Manager



                              WASHINGTON OREGON WIRELESS LICENSES, LLC, a Delaware limited liability company


                              By: /s/ David E. Sharbutt
                                  ----------------------------------------
                                  David E. Sharbutt, Manager



                              SWGP, L.L.C.,
                              an Oklahoma limited liability company


                              By: /s/ David E. Sharbutt
                                  ----------------------------------------
                                  David E. Sharbutt, Manager

                                SWLP, L.L.C.,
                                an Oklahoma limited liability company


                                By: /s/ David E. Sharbutt
                                    ----------------------------------------
                                    David E. Sharbutt, Manager



                                SOUTHWEST PCS, L.P.,
                                an Oklahoma limited partnership

                                By: SWGP, L.L.C.,
                                    an Oklahoma limited liability company,
                                    as the sole general partner


                                By: /s/ David E. Sharbutt
                                    ----------------------------------------
                                    David E. Sharbutt, Manager



                                SOUTHWEST PCS PROPERTIES, LLC,
                                a Delaware limited liability company


                                By: /s/ David E. Sharbutt
                                    ----------------------------------------
                                    David E. Sharbutt, Manager



                                SOUTHWEST PCS LICENSES, LLC,
                                a Delaware limited liability company


                                By: /s/ David E. Sharbutt
                                    ----------------------------------------
                                    David E. Sharbutt, Manager

                                UBS SECURITIES LLC,
                                BEAR, STEARNS & CO. INC.
                                LEHMAN BROTHERS INC.


                                     By: UBS Securities LLC


                                     By: /s/ Michael F. Newcomb II
                                         ----------------------------------
                                         Name: Michael F. Newcomb II
                                         Title: Director
                                                High Yield Capital Markets


                                     By: /s/ John C. Duggan
                                         ----------------------------------
                                         Name: John C. Duggan
                                         Title: Director